EXHIBIT 99.1

Issuer Direct Announces Long Term Debt Financing

RALEIGH, NC / ACCESSWIRE / March 22, 2023 / Issuer Direct Corporation (NYSE American:ISDR), ("Issuer Direct" or the "Company"), a leading communications company, announced today that it has completed a $20 million long-term debt financing with Pinnacle Bank ("Pinnacle"). Proceeds from the transaction as well as current cash on hand will be used to repay the $22 million short-term 1-year note that was entered into on November 1, 2022, in connection with the purchase of iNewswire.com LLC ("Newswire").

"We are pleased to have closed on our debt financing with Pinnacle, which is consistent with our historically disciplined approach to maintain a strong balance sheet and create value for our shareholders," said Brian R. Balbirnie, Issuer Direct's Founder and Chief Executive Officer. "With the drastic changes in the debt market in the last 6 months, we are particularly pleased to have closed this $20 million term loan with Pinnacle, at an interest rate of 6.217% payable over 69 months, which is fixed after hedging the variable rate with an interest rate swap. Additionally, as a result of fully repaying the short-term note relating to the Newswire transaction early, we were able to negotiate $440,000 in interest savings as part of the repayment. Lastly, with the potential Newswire transactional synergies and our recent cost savings initiatives, as well as continued efforts to invest in our sales and marketing teams, we believe we are positioned well for both this year and our long-term ability to execute our strategic plan."

Additional information on the Pinnacle debt financing can be found in the Current Report on Form 8-K filed March 22, 2023 with the Securities and Exchange Commission, which may be viewed at the Company's Investor Relations section of its website, located at https://www.issuerdirect.com/company/sec-filings.

About Issuer Direct Corporation

Issuer Direct is a leading communications company, providing solutions for both Public Relations and Investor Relations Professionals for over 16 years. Our comprehensive solutions are used by thousands of customers from emerging startups to multi-billion-dollar global brands, ensuring their most important moments are reaching the right audiences, via our industry leading newswire, IR website solutions, events technology, and compliance solutions. For more information, please visit www.issuerdirect.com.

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Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words "believe," "anticipate," "estimate," "expect," "intend," "plan," "project," "prospects," "outlook," and similar words or expressions, or future or conditional verbs, such as "will," "should," "would," "may," and "could," are generally forward-looking in nature and not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance, or achievements to be materially different from any anticipated results, performance, or achievements for many reasons. The Company disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise. For additional risks and uncertainties that could impact the Company's forward-looking statements, please see the Company's Annual Report on Form 10-K for the year ended December 31, 2022, including but not limited to the discussion under "Risk Factors" therein, which the Company filed with the SEC and which may be viewed at http://www.sec.gov/.

For Further Information:

Issuer Direct Corporation

Brian R. Balbirnie

919-481-4000

brian.balbirnie@issuerdirect.com

James Carbonara

Hayden IR

(646)-755-7412

james@haydenir.com

SOURCE: Issuer Direct Corporation

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